UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2004 (September 30, 2004)

MARINER HEALTH CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49813	74-2012902
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ravinia Drive, Suite 1500
Atlanta, Georgia 30346
Address of principal executive offices
Zip Code

(678) 443-7000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act.

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01  Other Events.

     In August 2002, Mariner Health Care, Inc. (“Mariner”) filed a complaint in the State Court of Fulton County, Georgia, against PricewaterhouseCoopers, LLP (“PWC”) and certain other defendants. Details regarding this matter were reported in the Legal Proceedings Section of Mariner’s Form 10-K filed March 15, 2004, and in Note 9 to the quarterly reports on Form 10-Q filed by Mariner for the quarters ended March 31, 2004, and June 30, 2004, respectively. On September 30, 2004, the judge presiding over this matter granted PWC’s motion for sanctions and dismissed the matter with prejudice with respect to all defendants for alleged discovery abuses. Mariner believes that the judge erred in her ruling and plans to appeal her decision. Mariner does not believe that the dismissal of the lawsuit will have an adverse effect on Mariner.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINER HEALTH CARE, INC.
Dated: October 15, 2004	By:	/s/ Stefano M. Miele Stefano M. Miele Senior Vice President, General Counsel and Secretary